UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 21, 2013

PHILLIPS EDISON – ARC

SHOPPING CENTER REIT INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	006-54691	27-1106076
(State or other jurisdiction of incorporation	(Commission File Number)	(I.R.S. Employer
or organization)		Identification No.)

11501 Northlake Drive

Cincinnati, Ohio 45249

(Address of principal executive offices)

(Zip Code)

(513) 554-1110

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Pursuant to the requirements of the Securities Exchange Act of 1934, Phillips Edison – ARC Shopping Center REIT Inc. (the “Company”) hereby amends the following Current Report on Form 8-K filed on March 25, 2013 to provide the required financial information relating to the Company’s acquisition of a portfolio consisting of three shopping centers (the “Portfolio”), located in Irmo, SC; Tallahassee, FL; and Spring, TX.

After reasonable inquiry, the Company is not aware of any material factors relating to the Portfolio that would cause the reported revenues and certain operating expenses relating to it not to be necessarily indicative of future operating results.

Item 9.01                               Financial Statements and Exhibits.

		Page

(a)	Financial Statements of Businesses Acquired.

	Independent Auditors’ Report	3

	Combined Statement of Revenues and Certain Operating Expenses for the year ended December 31, 2012	4

	Notes to the Combined Statement of Revenues and Certain Operating Expenses for the year ended December 31, 2012	5

(b)	Pro Forma Financial Information.

	Unaudited Pro Forma Condensed Consolidated Financial Information	7

	Unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2012	8

	Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2012	9

	Notes to Unaudited Pro Forma Condensed Consolidated Financial Information	10 - 14

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of

Phillips Edison – ARC Shopping Center REIT Inc.

Cincinnati, Ohio

We have audited the accompanying combined statement of revenues and certain operating expenses of the Portfolio, a group of three shopping centers in Irmo, SC, Tallahassee, FL and Spring, TX (collectively, the “Properties”), for the year ended December 31, 2012, and the related notes (the “Combined Historical Summary”).  These Properties are under common ownership and management.

Management's Responsibility for the Combined Historical Summary

Management is responsible for the preparation and fair presentation of this Combined Historical Summary in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the Combined Historical Summary that is free from material misstatement, whether due to fraud or error.

Auditors' Responsibility

Our responsibility is to express an opinion on the Combined Historical Summary based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Combined Historical Summary is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the Combined Historical Summary. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the Combined Historical Summary, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Properties’ preparation and fair presentation of the Combined Historical Summary in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Properties’ internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the Combined Historical Summary.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the Combined Historical Summary referred to above presents fairly, in all material respects, the combined revenues and certain operating expenses described in Note 1 of the Properties for the year ended December 31, 2012, in accordance with accounting principles generally accepted in the United States of America.

Emphasis-of-Matter

We draw attention to Note 1 to the Combined Historical Summary, which describes that the accompanying Combined Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and is not intended to be a complete presentation of the Properties’ combined revenues and expenses. Our opinion is not modified with respect to this matter.

/s/ Deloitte & Touche LLP

Cincinnati, Ohio

May 8, 2013

Portfolio
Combined Statement of Revenues and Certain Operating Expenses
For the Year Ended December 31, 2012
(in thousands)

Year Ended
December 31,
2012

Revenues
Rental income	$3,708
Tenant recovery income	1,063
Other property income	7
Total revenues	4,778

Certain Operating Expenses
Property operating	729
Real estate taxes	675
General and administrative	23
Interest expense	2,063
Total certain operating expenses	3,490

Revenues in excess of certain operating expenses	$1,288

See accompanying Notes to the Combined Statement of Revenues and Certain Operating Expenses.

Portfolio

Notes to the Combined Statement of Revenues and Certain Operating Expenses

For the Year Ended December 31, 2012

1.  ORGANIZATION AND BASIS OF PRESENTATION

On March 21, 2013, Phillips Edison – ARC Shopping Center REIT Inc. (the “Company”) purchased the Portfolio, a portfolio consisting of three shopping centers containing 276,143 rentable square feet (unaudited) located in Irmo, SC; Tallahassee, FL; and Spring, TX, from one seller for approximately $49.2 million, exclusive of closing costs.  The acquisition and related expenses were funded with proceeds from the Company’s ongoing public offering and the assumption of mortgage loans currently outstanding on each property at the time of purchase.  The properties are under common ownership and management.

The combined statement of revenues and certain operating expenses (the “Combined Historical Summary”) of the Portfolio has been prepared for the purpose of complying with the provisions of Rule 3-14 of Regulation S-X promulgated by the United States Securities and Exchange Commission (the “SEC”), which requires certain information with respect to real estate operations to be included in certain filings with the SEC.  The Combined Historical Summary is not intended to be a complete presentation of the combined revenues and operating expenses of the Portfolio.  The combined statement of revenues and certain operating expenses excludes items that may not be comparable to the future operations of the Portfolio, such as depreciation and amortization.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Reporting and Use of Estimates — The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions of the reported amounts of revenues and certain operating expenses during the reporting period.  Actual results may differ from those estimates.

Revenue Recognition — The Portfolio leases space to retail tenants under leases with varying terms, which are accounted for as operating leases. The Portfolio recognizes minimum rents on the straight-line method over the terms of the leases regardless of when payments are due. Certain leases also provide for additional revenue based on contingent percentage revenue, which is recorded on an accrual basis once the specified target that triggers this type of revenue is achieved. Percentage revenue was $11,000 for the year ended December 31, 2012.  The leases also typically provide for tenant recoveries of common area maintenance (CAM) costs, real estate taxes, and other operating expenses. These recoveries are recognized as revenue in the period the applicable costs are incurred. Most tenants pay estimated monthly CAM amounts and are billed the shortfalls or credited the overpayments annually, with the exclusion of tenants with gross leases.

Straight-line rental revenue was higher than the current amount required to be paid by tenants by $10,000 for the year ended December 31, 2012.

Repairs and Maintenance — Expenditures for normal, recurring, or periodic maintenance are charged to expense when incurred and are included in property operating expenses. Renovations which improve or extend the life of the asset are capitalized.

Subsequent Events —  The Company has evaluated subsequent events through May 8, 2013, the date the Combined Historical Summary was available to be issued, to determine if either recognition or disclosure of significant events or transactions is required.  The Company has determined that no such recognition or disclosure is required.

3.  LEASES

Minimum future rentals of the Portfolio to be received under noncancelable operating leases in effect as of December 31, 2012, assuming no new or renegotiated leases or option extensions on lease agreements are as follows (amounts in thousands):

Years Ending
December 31

2013	$3,606
2014	3,172
2015	2,942
2016	2,833
2017	2,447
Thereafter	13,870

Total	$28,870

The minimum future rental income represents the base rent required to be paid by the tenants under the terms of their leases, exclusive of operating expense recoveries.

4.  CONCENTRATIONS

The percentages of rental income from tenants who individually represent more than 10% of the rental income of the Portfolio for the year ended December 31, 2012 are as follows:

Tenant	Percent of Rental Revenue

H-E-B	29.8%
Publix	24.4%

* * * * * *

Phillips Edison – ARC Shopping Center REIT Inc.

Unaudited Pro Forma Condensed Consolidated Financial Information

On March 21, 2013, the Company purchased a portfolio consisting of three shopping centers containing 276,143 rentable square feet located in Irmo, SC; Tallahassee, FL; and Spring, TX (the “Portfolio”) for approximately $49.2 million, exclusive of closing costs.  The acquisition and related expenses were funded with proceeds from the Company’s ongoing public offering and the assumption of mortgage loans currently outstanding on each property at the time of purchase, in the aggregate amount of $36.6 million.  The Portfolio was purchased from MCW-RC III Murray Landing, LLC, a Delaware limited liability company; MCW-RC III Kleinwood Center, L.P., a Texas limited partnership; MCW-RC III Vineyard Shopping Center, LLC, a Delaware limited liability company; Regency Realty Group, Inc., a Florida corporation; and Regency Centers, L.P, a Delaware limited partnership, all which are not affiliated with the Company, its advisor or its sub-advisor.

In the Company’s opinion, all material adjustments necessary to reflect the effects of the above transaction have been made.  Although we do not anticipate any changes in the Portfolio fair value measurements, the measurements may be subject to change within 12 months of the business combination date if new facts or circumstances that were previously unknown but existed as of the business combination date are brought to the Company’s attention.

The following unaudited pro forma condensed consolidated balance sheet as of December 31, 2012 is presented as if the Company acquired the Portfolio on December 31, 2012.  The following unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2012 is presented as if the Company had acquired the Portfolio on January 1, 2012.  This unaudited pro forma condensed consolidated financial information should be read in conjunction with the historical financial statements and notes thereto as filed in the Company’s annual report on Form 10-K for the year ended December 31, 2012 and are not necessarily indicative of what the actual financial position or results of operations would have been had the Company completed the transaction as of the beginning of the periods presented, nor is it necessarily indicative of future results.

Phillips Edison – ARC Shopping Center REIT Inc.
Pro Forma Condensed Consolidated Balance Sheet (Unaudited)
As of December 31, 2012
(in thousands)

	December 31,
	2012	Pro Forma	Pro Forma
	as Reported	Adjustments	December 31,
	(a)	(b)	2012

ASSETS
Investment in real estate assets, net	$283,858	$152,511	$436,369
Cash and cash equivalents	7,654	(9,915)	(2,261)
Restricted cash	1,053	808	1,861
Accounts receivable, net	2,707	-	2,707
Prepaid expenses and other, net	30,138	13,847	43,985
Total assets	$325,410	$157,251	$482,661

LIABILITIES AND EQUITY
Liabilities:
Mortgages and loans payable	$159,007	$128,429	$287,436
Acquired below market lease intangibles, net	4,892	1,603	6,495
Accounts payable	533	-	533
Accounts payable – affiliates	3,634	-	3,634
Accrued expenses and other liabilities	5,073	450	5,523
Total liabilities	173,139	130,482	303,621

Commitments and contingencies	-	-	-

Equity:
Preferred stock	-	-	-
Common stock	138	49	187
Additional paid-in capital	118,238	29,072	147,310
Accumulated deficit	(11,720)	(2,352)	(14,072)
Total stockholders' equity	106,656	26,769	133,425
Noncontrolling interests	45,615	-	45,615
Total equity	152,271	26,769	179,040
Total liabilities and equity	$325,410	$157,251	$482,661

See accompanying Notes to the Unaudited Pro Forma Condensed Consolidated Financial Information.

Phillips Edison – ARC Shopping Center REIT Inc.
Pro Forma Condensed Consolidated Statement of Operations (Unaudited)
For the Year Ended December 31, 2012
(in thousands, except per share amounts)

		Combined
		Statements of
	Year Ended	Revenues and
	December 31,	Certain	Other Pro	Pro Forma
	2012	Operating	Forma	Year Ended
	as Reported	Expenses	Adjustments	December 31,
	(a)	(b)	(c)	2012

Revenues:
Rental income	$13,828	$3,708	$11,110	$28,646
Tenant recovery income	3,635	1,063	2,523	7,221
Other property income	87	7	39	133
Total revenues	17,550	4,778	13,672	36,000

Expenses:
Property operating	2,957	729	2,469	6,155
Real estate taxes	2,055	675	1,577	4,307
General and administrative	1,717	23	1,178	2,918
Acquisition expenses	3,981	-	(643)	3,338
Depreciation and amortization	8,094	-	8,307	16,401
Total expenses	18,804	1,427	12,888	33,119

Operating (loss) income	(1,254)	3,351	784	2,881

Interest expense, net	(3,020)	(2,063)	(2,230)	(7,313)
Other income	1	-	-	1

Net (loss) income	(4,273)	1,288	(1,446)	(4,431)
Net loss attributable to noncontrolling interests	927	-	(378)	549
Net (loss) income attributable to Company shareholders	$(3,346)	$1,288	$(1,824)	$(3,882)

Per share information – basic and diluted:
Basic and diluted loss per share	$(0.51)			$(0.23)
Weighted-average basic and diluted common shares
outstanding	6,509,470			16,724,312	(i)

See accompanying Notes to the Unaudited Pro Forma Condensed Consolidated Financial Information.

Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2012

a.              Reflects the Company’s historical condensed consolidated balance sheet as of December 31, 2012.

b.             Reflects pro forma adjustments related to the operations of the acquisition of The Atlanta Portfolio and Fairlawn Town Centre, which were made after December 31, 2012, as if they were acquired on December 31, 2012, in addition to other pro forma adjustments related to the acquisition of Portfolio (amounts in thousands).

	Previous
	Pro Forma	Portfolio		Other
	Balance	Pro Forma		Pro Forma
Description	Sheet	Adjustments		Adjustments
	(e)
Assets:
Investments in real estate, net	$105,315	$47,196	(c)	$152,511
Cash and cash equivalents	(4,464)	(5,451)	(d)	(9,915)
Restricted cash	8	800	(c)	808
Prepaid expenses and other, net	8,321	5,526	(c)	13,847
Total assets	$109,180	$48,071		$157,251

Liabilities:
Mortgage loans payable	$89,074	$39,355	(c)	$128,429
Acquired below market lease intangibles, net	1,449	154	(c)	1,603
Accrued expenses and other liabilities	-	450	(c)	450
Total liabilities	90,523	39,959		130,482

Equity:
Common stock	20	29	(d)	49
Additional paid-in capital	20,227	8,845	(d)	29,072
Accumulated deficit	(1,590)	(762)	(c)	(2,352)
Total equity	18,657	8,112		26,769
Total liabilities and equity	$109,180	$48,071		$157,251

c.           Reflects the acquisitions of the Portfolio for $49,215,000, including the assumption of debt in the amount of $36,570,000.  Acquisition costs of $762,000 were expensed as incurred.  The Company used proceeds from its ongoing public offering and the assumption of mortgage loans currently outstanding on each property at the time of purchase to fund the acquisition.  We assumed debt of $36,570,000 with a fair value of $39,355,000. The assumed debt market adjustment in the amount of $2,785,000 will be amortized over the remaining life of the loans.  The Company has allocated its purchase price to the assets and liabilities below (amounts in thousands):

Description

Land	$12,139
Building and improvements	35,057
Total investment in real estate	47,196
Acquired above-market lease values	1,731
Acquired in-place lease values	3,227
Acquired below-market lease values	(154)
Assumed environmental liability	(450)
Fair value of debt assumed	(39,355)
Cash purchase price	$12,195

The Company capitalized $402,000 related to financing the acquisitions and $166,000 for prepaid insurance for the Portfolio.  These costs, in addition to those allocated from the purchase price, are included in prepaid expenses and other assets in the unaudited pro forma condensed consolidated balance sheet as shown below (amounts in thousands):

Description

Above-market lease values	$1,731
In-place lease values	3,227
Prepaid insurance	166
Deferred financing costs	402
Total prepaid expenses and other assets	$5,526

The Company has allocated the purchase price to the above tangible and identified intangible assets acquired and intangible liabilities assumed based on their fair values in accordance with generally accepted accounting principles as follows:

Estimates of future cash flows, estimates of replacement cost, and other valuation techniques that we believe are similar to those used by independent appraisers are used to allocate the purchase price of each identifiable asset acquired and liabilities assumed such as land, buildings and improvements, equipment and identifiable intangible assets and liabilities, such as amounts related to in-place leases, acquired above- and below-market leases, tenant relationships, asset retirement obligations, mortgage notes payable and any goodwill or gain on purchase. Acquisition-related costs are expensed as incurred.

The fair value of buildings and improvements is determined on an as-if-vacant basis.  The estimated fair value of acquired in-place leases is the costs we would have incurred to lease the properties to the occupancy level of the properties at the date of acquisition. Such estimates include leasing commissions, legal costs and other direct costs that would be incurred to lease the properties to such occupancy levels. Additionally, we evaluate the time period over which such occupancy levels would be achieved. Such evaluation includes an estimate of the net market-based rental revenues and net operating costs (primarily consisting of real estate taxes, insurance and utilities) that would be incurred during the lease-up period. Acquired in-place leases as of the date of acquisition are amortized over the remaining lease terms.

Acquired above- and below-market lease values are recorded based on the present value (using interest rates that reflect the risks associated with the leases acquired) of the difference between the contractual amounts to be paid pursuant to the in-place leases and management’s estimate of the market lease rates for the corresponding in-place leases. The capitalized above- and below-market lease values are amortized as adjustments to rental income over the remaining terms of the respective leases.  We also include fixed rate renewal options in our calculation of the fair value of below-market leases and the periods over which such leases are amortized.  If a tenant has a unilateral option to renew a below-market lease, we include such an option in the calculation of the fair value of such lease and the period over which the lease is amortized if we determine that the tenant has a financial incentive to exercise such option.

Management estimates the fair value of assumed mortgage notes payable based upon indications of then-current market pricing for similar types of debt with similar maturities. Assumed mortgage notes payable are initially recorded at their estimated fair value as of the assumption date, and the difference between such estimated fair value and the note’s outstanding principal balance is amortized over the life of the mortgage note payable as an adjustment to interest expense.

We assumed a $450,000 liability to remediate an environmental issue.  We also received a $450,000 credit at closing to cover the costs of such remediation.

Although we do not anticipate any further changes in the Portfolio fair value measurements, the measurements may be subject to change within 12 months of the business combination date if new facts or circumstances are brought to the Company’s attention that were previously unknown but existed as of the business combination date.

The following table summarizes the cash paid to acquire the Portfolio (amounts in thousands):

Description

Cash purchase price	$12,195
Acquisition costs	762
Deferred financing costs	402
Restricted cash	800
Prepaid insurance	166
Total cash paid to acquire property	$14,325

d.           Reflects additional offering proceeds of $8,874,000 from the sale of 888,804 shares in the Company’s ongoing public offering as received on December 31, 2012 based on offering proceeds actually received as of February 8, 2013.  $14,325,000 was paid in cash at closing for the acquisition of the Portfolio, as shown in the table below (amounts in thousands):

Description

Additional offering proceeds	$8,874
Cash paid to acquire Portfolio	(14,325)
$(5,451)

e.          Previously presented on the 8-K/A filed with the SEC on April 3, 2013.

Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Year

Ended December 31, 2012

a.             Reflects the Company’s historical operations for the year ended December 31, 2012.

b.           Reflects the combined historical revenues and certain operating expenses of the Portfolio for the year ended December 31, 2012.

c.           Reflects pro forma adjustments related to the operations of 13 significant acquisitions made since January 1, 2012, as if they were acquired on January 1, 2012, in addition to other pro forma adjustments related to the acquisition of the Portfolio (amounts in thousands).

		Previous
		Acquisitions
	Actual	Pro Forma			Portfolio		Total Pro
	Results of	Results of	Pro Forma		Pro Forma		Forma
Description	Operations	Operations	Adjustments		Adjustments		Adjustments
	(j)	(k)	(l)
Revenue:
Rental income	$13,828	$25,056	$11,228		$(118)	(d)	$11,110
Tenant recovery income	3,635	6,158	2,523		-		2,523
Other property income	87	126	39		-		39
Total revenues	17,550	31,340	13,790		(118)		13,672

Expenses:
Property operating	2,957	5,403	2,446		23	(e)	2,469
Real estate taxes	2,055	3,632	1,577		-		1,577
General and administrative	1,717	2,895	1,178		-		1,178
Acquisition expenses	3,981	3,338	(643)	(f)	-		(643)
Depreciation and amortization	8,094	14,337	6,243		2,064	(g)	8,307
Total expenses	18,804	29,605	10,801		2,087		12,888

Operating (loss) income	(1,254)	1,735	2,989		(2,205)		784

Other income (expense):
Interest expense, net	(3,020)	(5,747)	(2,727)		497	(h)	(2,230)
Other income	1	1	-		-		-

Net loss	(4,273)	(4,011)	262		(1,708)		(1,446)
Net loss (income) attributable to
noncontrolling interests	927	549	(378)		-		(378)
Net loss attributable to
Company shareholders	$(3,346)	$(3,462)	$(116)		$(1,708)		$(1,824)

d.           Reflects the sum of the pro forma straight-line amortization of above- and below-market leases over the average remaining terms of the leases and the adjustment to reflect straight-line rental revenues as if the Company had acquired the properties as of January 1, 2012.

e.           Reflects property management fees associated with the current management, a related-party, at a rate of 4.5% of cash receipts from the properties.  Property management fees associated with the current management for the Portfolio were $215,000 and property management fees included in the historical financial information were $192,000.

f.           Reflects the adjustment to remove the acquisition expenses for the five significant acquisitions made during the year ended    December 31, 2012.

g.           Reflects the depreciation and amortization of the Portfolio using the straight-line method over the estimated useful life of 30 years for buildings, 15 years for land improvements, and average remaining terms of the leases for tenant improvements and in-place leases.

h.                   Reflects the sum of the pro forma straight-line amortization of loan closing costs and deferred loan fees over the remaining average remaining lives of the loans assumed as if the Company had acquired the properties as of January 1, 2012.  Also reflects the amortization of the difference between the fair value of the assumed debt and the outstanding principal balance as of the assumption date over the remaining average remaining lives of the loans assumed as if the Company had acquired the properties as of January 1, 2012.

i.            Reflects the weighted average shares that would be outstanding if the Portfolio was acquired on January 1, 2012, based on offering proceeds received as of February 8, 2013, which is the date at which sufficient cash was raised for the acquisition of the properties.

j.            Previously presented on the Company’s annual report on Form 10-K for the year ended December 31, 2012.

k.            Reflects the pro forma results of operations as if all significant previously owned properties purchased after January 1, 2012 were actually purchased on January 1, 2012.

l.            Reflects the adjustments resulting from the differences between previous acquisitions actual results of operations and previous acquisitions pro forma results of operations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Phillips Edison – ARC Shopping Center REIT Inc.

Dated: May 8, 2013	By:	/s/ Richard J. Smith
Richard J. Smith
Chief Financial Officer